Exhibit 21.1
Builders FirstSource, Inc. Subsidiaries
Builders FirstSource, Inc. (Delaware)
Builders FirstSource, Inc. SUBSIDIARIES
Builders FirstSource – Northeast Group, LLC (Delaware)
Builders FirstSource – Texas GenPar, LLC (Delaware)
Builders FirstSource – MBS, LLC (Delaware)
Builders FirstSource – Texas Group, L.P. (Texas)
BFS Texas, LLC (Delaware)
BFS IP, LLC (Delaware)
Builders FirstSource – South Texas, L.P. (Texas)
Builders FirstSource – Intellectual Property, L.P. (Texas)
Builders FirstSource – Texas Installed Sales, L.P. (Texas)
Builders FirstSource Holdings, Inc. (Delaware)
Builders FirstSource – Dallas, LLC (Delaware)
Builders FirstSource – Florida, LLC (Delaware)
Builders FirstSource – Florida Design Center, LLC (Delaware)
Builders FirstSource – Ohio Valley, LLC (Delaware)
BFS, LLC (Delaware)
Builders FirstSource – Atlantic Group, LLC (Delaware)
Builders FirstSource – Southeast Group, LLC (Delaware)
CCWP, Inc. (South Carolina)
Builders FirstSource – Raleigh, LLC (Delaware)
Builders FirstSource – Colorado Group, LLC (Delaware)
Builders FirstSource – Colorado, LLC (Delaware)